EXHIBIT 10.13

                                PROMISSORY NOTE


$1,000,000.00                   Houston, Texas         As of September 1, 1996


      FOR VALUE RECEIVED, the undersigned, TEXOIL, INC., a Nevada corporation ( the "BORROWER"), promises to pay to the order of the T. W. HOEHN, JR. AND BETTY JOE HOEHN REVOCABLE TRUST (the "LENDER") in lawful money of the United States of America, the maximum principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be outstanding, upon the terms provided in this Note, plus interest and such other additional amounts as may be added to principal pursuant to the terms of this Note.

      1.    DEFINITIONS.  As used in this Note,

            HIGHEST LAWFUL RATE means the maximum rate (or, if the context so requires, an amount calculated at such rate) of interest which the holder of this Note is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges.

            MATURITY DATE means the earlier to occur of (a) October 1, 2002, and
      (b) the date occurring 30 days after all of the notes issued under the RIMCO Note Purchase Agreement have been paid in full or exchanged for common stock of the Borrower and all commitments of the RIMCO Purchasers to fund under RIMCO Finance Documents have terminated.

            PRIME RATE means the annual interest rate most recently announced by Wells Fargo - Texas, N.A. (f\k\a First Interstate Bank of Texas, N.A.) as its prime rate in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to Borrower or any other person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

            PRINCIPAL DEBT means, when determined, the outstanding principal balance of this Note.

            RIMCO FINANCE DOCUMENTS means the RIMCO Note Purchase Agreement, the RIMCO Guaranty, the RIMCO Tranche A Notes, any other notes issued under the RIMCO Note Purchase Agreement, and any pledge agreements, mortgages or other documents executed in connection therewith.

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 1

            RIMCO GUARANTY means the Guaranty and Exchange Agreement dated the same date as this Note, and executed by the Company (as a guarantor), Texoil Company, and the RIMCO Purchasers.

            RIMCO NOTE PURCHASE AGREEMENT means that Note Purchase Agreement dated the same date as this Note, among the Borrower, Texoil Company, and the RIMCO Purchasers, under which the RIMCO Tranche A Notes, and certain other notes, were issued.

            RIMCO PURCHASERS means RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, each a Delaware limited partnership, and their respective successors and assigns.

            RIMCO TRANCHE A NOTES means the 10% Senior Secured Exchangeable General Obligation Notes in the aggregate principal amount of $3,000,000 issued by Texoil Company to the RIMCO Purchasers.

            SUBORDINATION AGREEMENT means that certain Subordination Agreement dated as of September 6, 1996, and executed by Borrower, Lender, Texoil Company and the RIMCO Purchasers.

            TEXOIL COMPANY means Texoil Company, a Tennessee corporation and a wholly-owned subsidiary of the Borrower.

      2. PAYMENT TERMS. The entire unpaid Principal Debt, plus all accrued and unpaid interest on this Note and all fees, expenses, and costs due from Borrower to Lender under the terms of this Note, shall be due and payable on the Maturity Date. Subject to the terms of Section 11, interest on the outstanding Principal Debt is due and payable monthly as it accrues commencing on October 10, 1996, and continuing on the 10th day of each month thereafter through and including the Maturity Date. Subject to the terms of Section 11, installments of Principal Debt in an amount equal to the lesser of (a) the sum of (i) $142,800 plus (ii) all unpaid cumulative Deficits, and (b) 95.24% of the amount by which the unencumbered cash or cash equivalents owned by Texoil Company at such date exceed $150,000, are due and payable quarterly on the 10th day of each January, April, July, and October beginning on the later of (i) April 10, 1997 and (ii) the 10th day of the first January, April, July or October occurring after the total amounts advanced under the RIMCO Tranche A Notes equals or exceeds $2,800,000. Subject to the terms of Section 11, if any installment of Principal Debt paid under this Section 2 is less than $142,800, then an amount equal to the difference of $142,800 and the amount of the installment actually paid (the "DEFICIT") shall be due and payable on the next quarterly installment date and all such Deficits shall cumulate and shall continue to be due on each subsequent quarterly installment date until fully paid. No Deficit shall be deemed to be past due for purposes of Section 4 or Section 5(a).

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 2

All payments are to be made to the following address:

                              c/o  T. W. Hoehn, Jr., Trustee
                              2302 Rue Adriane
                              La Jolla, California 92037

Lender may change the address to which payments are to be sent by giving the Borrower fifteen (15) days notice by regular mail addressed to the Borrower last known address as shown on the Lender's records.

      3. INTEREST RATE. Except as provided in Section 11, interest shall accrue on the Principal Debt from the date of this Note until due at a variable rate equal to the Prime Rate plus 2% per annum. Interest shall be calculated on a 365-day (or 366-day, as the case may be) basis.

      4. PAST DUE INTEREST. Except as provided in Section 11, all past due installments of principal and interest shall accrue interest from the date due until paid at a default rate (the "DEFAULT RATE") which shall be equal to 14% per annum.

      5. DEFAULT. The term "DEFAULT," as used in this Note, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

            5.1. PAYMENT. Borrower fails to pay all or any portion of the amounts due under this Note when due (except for payments which become due during a No Payment Period as provided in Section 11) and such failure remains uncured for a period of 10 days.

            5.2. PERFORMANCE OF OBLIGATIONS. Borrower fails to fully and timely perform, discharge or observe any terms, covenants, or conditions contained in this Note as and when required and such failure remains uncured for a period of 30 days.

            5.3. CROSS-DEFAULT. The occurrence of any Event of Default under, and as defined in, the RIMCO Note Purchase Agreement or the other RIMCO Finance Documents.

      6. COLLECTION COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, the Borrower shall be liable for and agrees to pay the court costs, reasonable attorneys' fees, and other costs of collection incurred by or on behalf of the holder of this Note.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 3

      7. WAIVER. Except as provided in this Note, the Borrower and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser, or guarantor) jointly and severally waive (to the extent permitted by law), presentment and demand for payment, protest, notice of protest and nonpayment, notice of the intention to accelerate, and notice of acceleration.

      8. APPLICABLE LAW. This Note shall be construed in accordance with and governed by the laws of the State of Texas and all applicable laws of the United States of America.

      9. REMEDIES OF LENDER. Subject to the terms of the Subordination Agreement, if a Default exists, Lender may, at its option, declare the Principal Debt and all accrued and unpaid interest thereon immediately due and payable, whereupon the entire indebtedness under this Note shall become immediately due and payable. In addition, if a Default exists, Lender shall have (subject to the terms of the Subordination Agreement) all rights and remedies granted in this Note and those available at law or equity and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them in such order as Lender, in its sole discretion, shall determine, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower and any other liable party that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. Notwithstanding the foregoing to the contrary, but subject to the terms of the Subordination Agreement, if a Default is in respect of a bankruptcy or insolvency proceeding, the entire Principal Debt and all accrued and unpaid interest under this Note shall automatically become due and payable without action of any kind.

      10. INTEREST LIMITATION. Regardless of any provision contained in this Note, the holder shall never be entitled to receive, collect, or apply, as interest on this Note, any amount in excess of the Highest Lawful Rate. In the event the holder ever receives, collects, or applies as interest, any excess amount which would be excessive interest, that amount shall be treated as a principal prepayment and applied to reduce the Principal Debt of this Note; PROVIDED THAT, if the principal hereof is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note; PROVIDED THAT, if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received by the holder hereof for the actual period of existence hereof exceeds the Highest Lawful Rate, then the holder hereof shall refund to Borrower the amount of such excess, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking,

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 4
reserving, or receiving interest in excess of the Highest Lawful Rate. To the extent that the holder hereof is relying on Article 5069-1.04, as amended, of the REVISED CIVIL STATUTES OF TEXAS to determine the Highest Lawful Rate, the holder hereof will use the indicated weekly rate ceiling from time to time in effect as provided in Article 5069-1.04, as amended. To the extent United States federal law permits the holder hereof to contract for, charge, or receive a greater amount of interest, the holder hereof will rely on United States federal law instead of Article 5069-1.04, as amended, for the purpose of determining the Highest Lawful Rate.

      11. SUBORDINATION AGREEMENT OR RIMCO FINANCE DOCUMENTS. This Note is subject to the terms of the Subordination Agreement. If, under the terms of the Subordination Agreement or the RIMCO Finance Documents, Borrower is precluded from paying, and Lender is precluded from receiving, any payments under the terms of this Note ("NO PAYMENT PERIOD"), each payment which becomes due during such period shall not thereafter accrue interest, shall not be deemed to be past due for purposes of Section 4 above, and shall be deemed to be due on the Maturity Date. If Borrower again is permitted to make scheduled payments under the terms of this Note, Borrower is not obligated to pay the installments which became due during the No Payment Period. Instead, Borrower shall begin paying installments with the next installment due after the No Payment Period ends and the scheduled payments that were not paid during the No Payment Period shall be due and payable at the Maturity Date. Installments which become due during a No Payment Period shall not thereafter accrue interest. All amounts which, under the terms of this Section 11, are deemed to be due at the Maturity Date may be paid under Section 2 after all other Principal Debt and accrued interest has been paid in full.

      12. REPLACEMENT NOTE. This Note is issued in replacement of, but not as a novation of, that certain promissory note dated as of July 31, 1996, in the original principal amount of $1,000,000, executed by Borrower and made payable to the order of Lender.

      NOTICE: THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE BORROWER AND LENDER ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS NOTE (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN DOCUMENTS EXECUTED BY BORROWER AND LENDER (OR BY BORROWER FOR THE BENEFIT OF LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE BORROWER AND LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BORROWER AND LENDER. THIS PARAGRAPH IS INCLUDED HEREIN PURSUANT TO SECTION 26.02

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 5

OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED FROM TIME TO
TIME.


                                          TEXOIL, INC.



                                          By:   /S/  RUBEN MEDRANO
                            Ruben Medrano, President


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.13 - Page 6